Exhibit 5e
                Adoption Agreement for Home Federal Savings Bank
              Employee's Savings and Profit Sharing Plan and Trust

                           ADOPTION AGREEMENT
                                  FOR
                       HOME FEDERAL SAVINGS BANK
           EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST



Name of Employer: Home Federal Savings Bank
                  -----------------------------------------------------
Address:          101 North Broadway, Spring Valley, MN 55975
                  -----------------------------------------------------
Phone No.:        507-346-7345
                  -----------------------------------------------------
Contact Person:   Susan Thompson, Assistant Secretary
                  -----------------------------------------------------
Name of Plan:     Home Federal Savings Bank Employees' Savings & Profit
                  Sharing Plan and Trust
                  -----------------------------------------------------

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the HOME FEDERAL SAVINGS BANK Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I.  EFFECT OF EXECUTION OF ADOPTION AGREEMENT

          The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

          1. / / Establishes as a new plan the HOME FEDERAL SAVINGS BANK Employees' Savings & Profit Sharing Plan and Trust,
                    effective           , 19      .

          2. /x/ Amends its existing defined contribution plan and trust (Home Federal Savings Bank 401(k) Plan) dated
                     -------------------------------------
                    January 2,  19 92  , in its entirety into the Home
                    ---------      --
                    Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust, effective August 1, 19 96,
                                              --------     --
                    except as otherwise provided herein or in the Agreement.

II.  DEFINITIONS

     A. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):

          1.   /X/  The Plan Year.

          2. / / The Employer's Fiscal Year (defined as the Plan's "limitation year") being the twelve (12) consecutive month period commencing ___ (month/day) and ending month/day).

          3. / / The three (3) consecutive monthly periods that comprise each of the Plan Year quarters.

          4. / / The three (3) consecutive monthly periods that comprise each of the Employer's Fiscal Year quarters. (Employer's Fiscal Year is the twelve (12) consecutive month period commencing _____________________ (month/day) and ending _____________________ (month/day).)

     B.   "Effective Date" means   August 1, 19 96.
                                   --------    ---
     C.   Employer

          1.   "Employer," for purposes of the Plan, shall mean:
                    HOME FEDERAL SAVINGS BANK
                    --------------------------
          2.   The Employer is (choose whichever may apply):

               (a)  / /  A member of a controlled group of corporations under
                         Section 414(b) of the Code.

               (b)  / /  A member of a group of entities under common control under Section 414(c) of the Code.

               (c)  / /  A member of an affiliated service group under Section
                         414(m) of the Code.

               (d)  /x/  A corporation.

               (e)  / /  A sole proprietorship or partnership.

               (f)  / /  A Subchapter S corporation.

          3.   Employer's Taxable Year Ends on     12/31    .
                                                   -----
          4.   Employer's Federal Taxpayer Identification Number is
              41 - 0318319.
              ------------
          5.   Employer's Plan Number is (enter 3-digit number)   004 .
                                                                  ----
     D.   "Entry Date" means the first day of the (choose 1 or 2):

          1. /x/ Calendar month coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section III.

          2. / / Calendar quarter coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section III.

     E.   "Member" means an Employee enrolled in the membership of the Plan.

     F.   "Normal Retirement Age" means (choose 1 or 2):

          1.   /x/  Attainment of age   65    (select an age not less than 55
                                      ------
                    and not greater than 65).

          2. / / Later of: (i) attainment of age 65 or (ii) the fifth anniversary of the date the Member commenced participation in the Plan.

     G. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.

     H. "Plan Year" means the twelve (12) consecutive month period beginning on each January 1.

     I. "Salary" for benefit purposes under the Plan means (choose 1, 2 or 3):

          1.   / /  Basic Salary only.

          2. / / Basic Salary plus one or more of the following (if 2 is chosen, then choose (a), (b) or (c), whichever shall apply):

               (a)  / /  Commissions not in excess of $__________     .

               (b)  / /  Overtime

               (c)  / /  Overtime and bonuses

          3. /x/ Total taxable compensation as reported on form W-2 (exclusive of any compensation deferred from a prior year and Exclusive of any RRP compensation.)

          Note:   Member pre-tax elective deferrals, if any, are always
          included in Plan Salary.

     J.   "Salary" shall not include:

          / / Member pre-tax contributions to a Code Section 125 cafeteria plan.

III. ELIGIBILITY REQUIREMENTS

     A. All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

          1.   /x/  Employees who have not attained age 21.

          2.   /x/  Employees who have not, during the  12   consecutive
                                                        ---
                    month period (1-11, 12 or 24) beginning with an Employee's
                    Date of Employment, Date of Reemployment or any anniversary thereof, completed 1,000  number of
                                      ------
                    Hours of Service (determined by multiplying the number of months above by 83 1/3).

                    Note: Employers which permit Members to make pre-tax elective deferrals to the Plan (see V.A.3.) may not elect a 24 month eligibility period.

          3. / / Employees included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

          4. / / Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

          5.   / /  Employees included in the following job classifications:

                    (a)  / /  Hourly Employees

                    (b)  / /  Salaried Employees

          6. / / Employees of the following employers which are aggregated under Section 414(b), 414(c) or 414(m) of the Code:

                   --------------------------------------------------
                   --------------------------------------------------
                   --------------------------------------------------

               Note: If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of:
                         (i) the Effective Date or (ii) the first day of the calendar month or calendar quarter (as designated by the Employer in Section II.D.) coinciding with or immediately following the Employee's Date of Employment or, as applicable, Date of Reemployment.

     B. Such Eligibility Computation Period established above shall be applicable to (choose 1 or 2):

          1.   /x/  Both present and future Employees.

          2.   / /  Future Employees only.

     C. Such Eligibility requirements established above shall be (choose 1 or 2):

          1. /x/ Applied to the designated Employee group on and after the Effective Date of the Plan.

          2. / / Waived for the ____ consecutive monthly period (may not exceed 12) beginning on the Effective Date of the Plan.

IV.  HOURS OF EMPLOYMENT AND PRIOR EMPLOYMENT CREDIT

     A. The number of Hours of Employment with which an Employee or Member is credited shall be (choose 1 or 2):

          1. /x/ The actual number of Hours of Employment. (Hour of Service Method)

          2. / / 83 1/3 Hours of Employment for every month of Employment. (Elapsed Time Method)

     B.   Prior Employment Credit:

               / / Employment with the following entity or entities shall be included for eligibility and vesting purposes:

          Note: If this Plan is a continuation of a Predecessor Plan, service under the Predecessor Plan shall be counted as Employment under this Plan.

                  --------------------------------------------------
                  --------------------------------------------------
                  --------------------------------------------------
V.   CONTRIBUTIONS

     Note: Annual Member pre-tax elective deferrals, Employer matching contributions, Employer basic contributions, Employer supplemental contributions, Employer profit sharing contributions and Employer Qualified Non-Elective contributions, in the aggregate, may not exceed 15% of all Members' Salary (excluding from

               Salary Member pre-tax elective deferrals).

     A.   Employee Contributions (choose 1 or 2; 3 or 4; 5 and/or 6):

          1. / / A Member may make after-tax contributions to the Plan, based on multiples of 1% of monthly Salary.

          2.   /x/  A Member may not make after-tax contributions to the Plan.

          3. /x/ A Member may make pre-tax elective deferrals to the Plan, based on multiples of 1% of monthly Salary.

          4. / / A Member may not make pre-tax elective deferrals to the Plan.

          5.   /x/  The maximum amount of monthly contributions a Member may
                    make to the Plan is 12   % (1-20) of the Member's monthly
                                        ---
                    Salary.

          6. /x/ An Employee may allocate a rollover contribution to the Plan prior to satisfying the Eligibility requirements described above.

     B.   A Member may change his or her contribution rate (choose 1 or 2):

          1.   /x/  1 time per calendar month.

          2.   / /  1 time per calendar quarter.

     C. Employer Matching Contributions (choose 1, 2, 3 or 4; and fill in 5 if applicable):

          1. / / No Employer matching contributions will be made to the Plan.

          2. /x/ The Employer shall allocate to each contributing Member's Account an amount equal to 25% (based on 5% increments not to exceed 200%) of the Member's contributions for that month.

          3. / / The Employer shall allocate to each contributing Member's Account an amount determined in accordance with the following schedule:

                            Years of Employment                    Matching %
                          -------------------                  ----------
                              Less than 3                         50%
                         At least 3, but less than 5              75%
                               5 or more                         100%

          4. / / The Employer shall allocate to each contributing Member's Account an amount determined in accordance with the following schedule:

                              Years of Employment             Matching %
                            ------------------                 ----------
                                 Less than 3                     100%
                         At least 3, but less than 5             150%
                                 5 or more                       200%

          5. The Employer matching contributions under 2, 3 or 4 above shall be based on the Member's contributions not in excess of 8%
                                                                       ----
               (1-20 but not in excess of the percentage specified in A.5. above) of the Member's Salary.

     D.   Employer Basic Contributions (choose 1 or 2):

          1.   /x/  No Employer basic contributions will be made to the Plan.

          2.   / /  The Employer shall allocate an amount equal to    % (based
                    on 1% increments not to exceed 15%) of Member's Salary for the month to (choose (a) or (b)):

                    (a)  / /  The Accounts of all Members

                    (b)  / /  The Accounts of all Members who were employed
                              with the Employer on the last day of such month.

     E.   Employer Supplemental Contributions:

          The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

     F.   Employer Profit Sharing Contributions (Choose 1, 2, 3, 4, or 5):

          1. /x/ No Employer Profit Sharing Contributions will be made to the Plan.

               NON-INTEGRATED FORMULA

          2. / / Profit sharing contributions shall be allocated to each Member in the same ratio as each Member's Salary during such Contribution Determination Period bears to the total of such Salary of all Members.

          3. / / Profit sharing contributions shall be allocated to each Member in the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members.

               INTEGRATED FORMULA

          4. / / Profit sharing contributions shall be allocated to each Member's Account in a uniform percentage (specified by the
                    Employer as    %) of each Member's Salary during the
                    Contribution Determination Period up to the Social Security
                    Taxable Wage Base as defined in Section       of the Plan
                    ("Base Salary") for the Plan Year that includes such Contribution Determination Period , plus a uniform
                    percentage(specified by the Employer as      %) of each
                    Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

          5. / / Profit sharing contributions shall be allocated to each Member's Account in a uniform percentage (specified by the
                    Employer as    %) of each Member's Salary for the portion
                    of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Salary for the Plan Year that includes such Contribution Determination Period, plus a uniform percentage (specified by the Employer as ____ %) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with Article III of the Plan.

     G.   Allocation of Employer Profit Sharing Contributions:

          In accordance with Section V, G above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows (choose 1 or 2):

          1. / / A Member shall be eligible for an allocation of Employer Profit Sharing Contributions for a Contribution Determination Period in all events.

          2. / / A Member shall be eligible for an allocation of Employer Profit Sharing Contributions for a Contribution Determination Period only if he or she (choose (a), (b) or (c) whichever shall apply):

               (a)  / /  is employed on the last day of the Contribution
                         Determination Period or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

               (b)  / /  completed 1,000 Hours of Employment if the
                         Contribution Determination Period is a period of 12 months (250 Hours of Employment if the Contribution Determination Period is a period of 3 months) or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

               (c)  / /  is employed on the last day of the Contribution
                         Determination Period and, if such period is 12 months, completed 1,000 Hours of Employment (250 Hours of Employment if the Contribution Determination Period is a period of 3 months) or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

     H.   Employer Qualified Nonelective Contributions:

          The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

VI.  INVESTMENT FUNDS

     The Employer hereby selects the following Investment Funds to be made available under the Plan (choose whichever shall apply). The Employer agrees and acknowledges that the selection of Investment Funds made in this Section VI is solely its responsibility, and no other person, including the Sponsor, has any discretionary authority or control with respect to such selection process.

          1.   /x/       500 Stock Index Fund

          2.   /x/       Stable Value Fund

          3.   /x/       MidCap 400 Stock Index Fund

          4.   /x/       Government Money Market Fund

          5.   /x/       Bond Index Fund

          6.   /x/       Employer Stock Fund

VII. EMPLOYER SECURITIES

     A.   If the Employer makes available an Employer Stock Fund pursuant to
          Section VI of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

          1. / / The Plan Administrator shall direct the Trustee as to the voting of all Employer Stock and as to all rights in the event of a tender offer involving such Employer Stock.

          2. /x/ Each Member shall be entitled to direct the Plan Administrator as to the voting and tender offer rights involving Employer Stock held in such Member's Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

VIII.     INVESTMENT DIRECTION

     A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer as specified in Section VI of this Adoption Agreement; provided, however, that the following portions of a Member's Account must be invested in the Employer Stock Fund (choose whichever shall apply):

          1.   / /  Employer Profit Sharing Contributions

          2.   / /  Employer Matching Contributions

          3.   / /  Employer Basic Contributions

          4.   / /  Employer Supplemental Contributions

          5.   / /  Employer Qualified Nonelective Contributions

          6.   /x/  No requirements

     B.   A Member may change his or her investment direction (choose 1 or 2):

          1.   / /  1 time per calendar month.

          2.   / /  1 time per calendar quarter.

          3.   /x/  No restrictions.

     C. If a Member fails to make an effective investment direction, the Member's contributions and Employer contributions made on the Member's behalf shall be invested in GOVERNMENT MONEY MARKET FUND (insert one of the Investment Funds selected in Section VI of this Adoption Agreement).

IX.  VESTING SCHEDULES; YEARS OF EMPLOYMENT FOR VESTING PURPOSES

     A.   (Choose 1, 2, 3, 4, 5, 6 or 7)

                       Schedule        Years of Employment     Vested %
                       ---------       -------------------     --------
               1.   /x/  Immediate         Upon Enrollment       100%

               2.   / /  2-6 Year Graded   Less than 2             0%
                                           2 but less than 3      20%
                                           3 but less than 4      40%
                                           4 but less than 5      60%
                                           5 but less than 6      80%
                                           6 or more             100%

               3.   / /  5-Year Cliff     Less than 5              0%
                                           5 or more             100%

               4.   / /  3-Year Cliff      Less than 3             0%
                                           3 or more             100%

               5.   / /  4-Year Graded    Less than 1              0%
                                           1 but less than 2      25%
                                           2 but less than 3      50%
                                           3 but less than 4      75%
                                           4 or more             100%

                       Schedule        Years of Employment     Vested %
                       ---------       -------------------     --------

               6.   / /  3-7 Year Graded  Less than 3              0%
                                          3 but less than 4       20%
                                          4 but less than 5       40%
                                          5 but less than 6       60%
                                          6 but less than 7       80%
                                          7 or more              100%

               7.   / /  Other            Less than ___            0%
                                             ___ but less than ___    ____%
                                             ___ but less than ___    ____%
                                             ___ but less than ___    ____%
                                             ___ but less than ___    ____%
                                             ___ or more    100%

     B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3 and 4; or 5):

               1. Schedule / / solely with respect to Employer matching contributions.

               2. Schedule / / solely with respect to Employer basic contributions.

               3. Schedule / / solely with respect to Employer supplemental contributions.

               4. Schedule / / solely with respect to Employer profit sharing contributions.

               5.   Schedule /1/ with respect to all Employer contributions.


               NOTE: Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer contributions made to the Plan upon the earlier of (i) attainment of Normal Retirement Age, (ii) approval for disability or (iii) death. In addition, a Member shall at all times have a 100% vested interest in the Employer Qualified Non-Elective Contributions, if any, and in the pre-tax elective deferrals and nondeductible after-tax Member Contributions.

     C.   Years of Employment Excluded for Vesting Purposes

          The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

          1. / / Years of Employment during any period in which neither the Plan nor any predecessor plan was maintained by the Employer.

          2.   / /  Years of Employment of a Member prior to attaining age 18.

X.   WITHDRAWAL PROVISIONS

     A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):

          1. / / Employee after-tax contributions and the earnings thereon.

          2. / / Employee pre-tax elective deferrals and the earnings thereon.

          3. / / Employee rollover contributions and the earnings thereon.

          4. / / Employer matching contributions and the earnings thereon.

          5. / / Employer basic contributions and the earnings thereon.

          6. / / Employer supplemental contributions and the earnings thereon.

          7. / / Employer profit sharing contributions and the earnings thereon.

          8. / / Employer qualified nonelective contributions and earnings thereon.

          9. /x/ In-service withdrawals permitted only in the event of (choose (a) and/or (b)):

               (a)  /x/  Hardship.

               (b) / /   Attainment of age 59 1/2.

          10./ / No in-service withdrawals shall be allowed.


     B. Notwithstanding any elections made in Subsection A of this Section X above, the following portions of a Member's Account shall be excluded from eligibility for in-service withdrawals (choose whichever shall apply):

          1. / / Employer contributions, and the earnings thereon, credited to the Employer Stock Fund.

          2. /x/ All contributions and/or deferrals, and the earnings thereon, credited to the Employer Stock Fund.

          3. / /    Other:____________________________________________


XI.  DISTRIBUTION OPTION (CHOOSE 1 OR 2)

          1.   / /  Lump Sum and partial lump sum payments only.

          2. /x/ Lump Sum and partial lump sum payments plus one or more of the following (choose (a) and /or (b)):

               (a)  /x/  Installment payments.

               (b)  / /  Annuity payments.


XII. LOAN PROGRAM (CHOOSE 1, 2 OR 3)

          1.   / /  No loans will be permitted from the Plan.

          2.   /x/  Loans will be permitted from the Member's Account.

          3. / / Loans will be permitted from the Member's Account, excluding (choose whichever shall apply):

               (a)/ /    Employer Profit sharing contributions and the earnings
                         thereon.
               (b)/ /    Employer matching contributions and the earnings
                         thereon.
               (c)/ /    Employer basic contributions and the earnings thereon.
               (d)/ /    Employer supplemental contributions and the earnings
                         thereon.
               (e)/ /    Employee after-tax contributions and the earnings
                         thereon.
               (f)/ /    Employee pre-tax elective deferrals and the earnings
                         thereon.
               (g)/ /    Employee rollover contributions and the earnings
                         thereon.
               (h)/ /    Employer qualified nonelective contributions and the
                         earnings thereon.
               (I)/ /    Any amounts to the extent invested in the Employer
                         stock fund.

XIII.     ADDITIONAL INFORMATION

          If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

          The following is hereby made a part of Section --- of the Adoption Agreement and is thus incorporated into and made a part of the Home Federal Savings Bank


          Signature of Employer's Authorized Representative

         _________________________________________________


          Signature of Trustee

         _________________________________________________

          Supplementary Page -- of [total number of pages].

XIV. PLAN ADMINISTRATOR

          The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or 4):

          Note:     Pentegra Services, Inc. may not be appointed Plan
                    Administrator.

          1.   /x/  Employer

          2.   / /  Employer's Board of Directors

          3.   / /  Plan's Administrative Committee

          4.   / /  Other (if chosen, then provide the following information)

                    Name:_______________________________________

                    Address:____________________________________

                    Tel No.:____________________________________

                    Contact:____________________________________


          NOTE: IF NO NAMED PLAN ADMINISTRATOR IS DESIGNATED ABOVE, THE EMPLOYER SHALL BE DEEMED THE NAMED PLAN ADMINISTRATOR.

     XV.  TRUSTEE

          The Employer hereby appoints the following person or entity to serve as Trustee under the Plan:

          Name:         Mellon Bank, NA
                      ----------------
          Address:      1 Mellon Bank Center, Pittsburgh, PA 15258
                      ------------------------------------------
          Tel No:
                      ------------------
          Contact:      Allen Murray
                      -------------

The person or entity named above hereby accepts the appointment as Trustee of the trust created as part of the Plan and agrees to be bound by the terms and conditions of the Plan.


                                        MELLON TRUST



Dated:    August 1, 1996           By:     /s/ Robert D. Alin
          --------------                   ----------------------
                                             Name:  Robert D. Alin
                                             Title:  Senior Vice President-
                                             Legal & Secretary

                         EXECUTION OF ADOPTION AGREEMENT


By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the HOME FEDERAL SAVINGS BANK Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility of complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder. The Employer further acknowledges that any opinion letter issued with respect to the Adoption Agreement and the Agreement by the Internal Revenue Service ("IRS") to Pentegra Services, Inc., as sponsor of the Employees' Savings & Profit Sharing Plan, does not constitute a ruling or a determination with respect to the tax-qualified status of the Plan and that the appropriate application must be submitted to the IRS in order to obtain such a ruling or determination with respect to the Plan.

THE FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN AND TRUST EVIDENCED THEREBY.

The Sponsor will inform the Employer of any amendments to the Plan or Trust Agreement or of the discontinuance or abandonment of the Plan or Trust.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                              Pentegra Services, Inc.
                              108 Corporate Park Drive
                              White Plains, New York  10604
                              (914) 694-1300

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be
executed by its duly authorized officer this   17th   day of    June   ,
                                              -----             -------
19 96 .
  ---

                                        HOME FEDERAL SAVINGS BANK

                                        By:    /s/ Roger P. Weise
                                            ---------------------
                                        Name:  Roger P. Weise
                                            ---------------------
                                        Title: President and CEO
                                            ---------------------


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